Exhibit 10.3

Execution Agreement

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

among

PAR PETROLEUM, LLC

PAR HAWAII, INC.,

MID PAC PETROLEUM, LLC,

HIE RETAIL, LLC,

HERMES CONSOLIDATED, LLC,

and

WYOMING PIPELINE COMPANY LLC

as Borrowers,

Certain Subsidiaries of the Borrowers,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent

and

the Lenders Party Hereto

Dated as of January 11, 2019

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Fourth Amendment”), dated as of January 11, 2019, is by and among PAR PETROLEUM, LLC, a Delaware limited liability company (the “Company”), PAR HAWAII, INC., a Hawaii corporation (“PHI”), MID PAC PETROLEUM, LLC, a Delaware limited liability company (“Mid Pac”), HIE RETAIL, LLC, a Hawaii limited liability company (“HIE”), HERMES CONSOLIDATED, LLC (d/b/a Wyoming Refining Company), a Delaware limited liability company (“Hermes”), and WYOMING PIPELINE COMPANY LLC, a Wyoming limited liability company (“WPC” and collectively, with the Company, PHI, Mid Pac, HIE, and Hermes, “Borrowers”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., a national banking association, as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

RECITALS:

A.    The Borrowers, the Guarantors, the Lenders and the Agent are parties to that certain Loan and Security Agreement dated as of December 21, 2017 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 3, 2018, that certain Increase Agreement, dated as of July 24, 2018, that certain Second Amendment and Limited Waiver to Loan and Security Agreement, dated as of October 16, 2018, and that certain Third Amendment to Loan and Security Agreement, dated as of December 14, 2018, and as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”; the Existing Credit Agreement as amended hereby and as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrowers.

B.    The Borrowers, the Guarantors, the Lenders and the Agent desire to amend and waive certain provisions of the Existing Credit Agreement as more fully described herein.

C.    NOW, THEREFORE, to induce the Agent and the Lenders to enter into this Fourth Amendment and in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fourth Amendment (unless otherwise indicated). Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

Section 2.    Limited Consent and Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the terms and conditions contained herein, the parties hereto hereby waive the requirement to (i) deliver a certificate of a Senior Officer at least five Business Days prior to the date on which the acquisition of TrailStone NA Asset Finance I, LLC, a Delaware limited liability company to be renamed “Par Tacoma, LLC” (“Par Tacoma”), and its Subsidiaries, is to be consummated, as required by the definition of “Permitted Acquisition” in the Credit Agreement and (ii) to provide prior notice of the acquisition of Par Tacoma and its Subsidiaries as required by Section 10.2.10 of the Credit Agreement.

Section 3.    Amendments to Credit Agreement.

3.1    Amendment to Credit Agreement. Each reference to “Notes Collateral” in the Credit Agreement is hereby replaced with a reference to “Notes/Term Collateral”.

3.2    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

Borrower Group Consolidated Cash Interest Expense: Consolidated Cash Interest Expense of the Borrower Group less 60% of Consolidated Cash Interest Expense attributable to the Secured Notes and the Term Loan.

Borrower Group Fixed Charges: with respect to the Borrower Group, the sum of Borrower Group Consolidated Cash Interest Expense, scheduled principal payments made on Borrowed Money, and Borrower Group Distributions paid in cash (other than Upstream Payments, the Hawaii Sale Leaseback Distribution and Permitted Parent Payments (Tax)); provided, that for the purpose of determining the Borrower Group Fixed Charge Coverage Ratio in the definition of “Payment Conditions” as applied to Section 10.2.15(c) only, “Borrower Group Fixed Charges” shall also include all optional or voluntary redemptions of the Secured Notes and voluntary prepayments of the Term Loan.

Intermediation Collateral: (a) with respect to PHR, the J. Aron Intermediation Collateral, (b) with respect to USOR, MCC and USOT, the MLC Intermediation Collateral and (c) with respect to any Future Intermediation Subsidiary that is party to an Intermediation Agreement, all of the following property or assets of such party: (a) all inventory; (b) all receivables other than receivables constituting identifiable proceeds of Notes/Term Collateral; (c) all Renewable Identification Numbers; (d) all investment property, chattel paper, general intangibles (excluding trademarks, trade names and other intellectual property), documents, commercial tort claims and instruments, in each case, to the extent relating to items in clauses (a), (b) and (c) (but for the avoidance of doubt, excluding Equity Interests of each Subsidiary); (e) all deposit accounts and other bank and securities accounts (excluding any Notes Proceeds Collateral Account) and cash and cash equivalents; (f) books and records relating to clauses (a) through (e); and (g) all proceeds of (including proceeds of business interruption and other insurance) and supporting obligations (including letter of credit rights) with respect to, any of the foregoing; provided that “Intermediation Collateral” shall not include any of the foregoing assets to the extent such assets are excluded pursuant to the express agreement of the applicable Intermediation Counterparty. For the avoidance of doubt, the Intermediation Collateral does not include any Intermediation Property.

Intermediation Facility: (a) the J. Aron Intermediation Agreement, (b) the MLC Intermediation Agreement and (c) any crude oil or other feedstock supply agreements, natural gas supply agreements, hydrogen supply agreements, or off-take agreements relating to intermediate or refined products, in each case entered into by any Future Intermediation Subsidiary and a counterparty for purposes of facilitating a customary intermediation arrangement, together with all related storage agreements, marketing and sales agreements, agency agreements, security agreements, account control agreements, other collateral documents and other ancillary agreements among such parties, in each case as any of the same may be extended, renewed, amended, supplemented, restated, amended and restated or otherwise modified from time to time, or refinanced and/or replaced with another Intermediation Agreement from time to time and in whole or in part; provided that (i) the terms of any Intermediation Facility described in this clause (c) shall be not materially more disadvantageous to the Lenders, taken as a whole, as compared to the terms of either (x) the J. Aron Intermediation Agreement in effect on the Closing Date, taken as a whole or (y) the MLC Intermediation Agreement in effect on the Fourth Amendment Effective Date, taken as a whole, in either case as determined in good faith by an Officer of the Company, (ii) no Intermediation Agreement shall provide for any lien on any assets other than Intermediation Collateral, and (iii) none of the Company and its Consolidated Subsidiaries, other than PHR, USOR, MCC, USOT or a Future Intermediation Subsidiary, shall enter into an Intermediation Facility.

J. Aron Intermediation Collateral: with respect to PHR, all of the following property and assets of PHR: (a) all inventory; (b) all receivables other than receivables constituting identifiable proceeds of the Notes/Term Collateral; (c) all Renewable Identification Numbers; (d) all investment property, chattel paper, general intangibles (excluding trademarks, trade names and other intellectual property), documents, commercial tort claims and instruments, in each case, to the extent relating to items in clauses (a), (b) and (c) (but for the avoidance of doubt, excluding Equity Interests of each Subsidiary); (e) all deposit accounts and other bank and securities accounts (excluding any Notes Proceeds Collateral Account) and cash and cash equivalents; (f) books and records relating to clauses (a) through (e); and (g) all proceeds of (including proceeds of business interruption and other insurance) and supporting obligations (including letter of credit rights) with respect to, any of the foregoing; provided that “J. Aron Intermediation Collateral” shall not include any of the foregoing assets to the extent such assets are excluded pursuant to the express agreement of J. Aron. For the avoidance of doubt, the J. Aron Intermediation Collateral does not include any Intermediation Property.

Payment Condition Events: Permitted Acquisitions, Distributions pursuant to Section 10.2.3(e)(ii) and Section 10.2.3(h), deemed Investments made by virtue of the designation of an Unrestricted Subsidiary, deemed Investments made by virtue of the designation of a Future Intermediation Subsidiary, Investments pursuant to Section 10.2.4(d)(iv), optional or voluntary redemptions of the Secured Notes or voluntary prepayments of the Term Loan pursuant to Section 10.2.15(c) and any other event in the Loan Documents that is subject to satisfaction of the Payment Conditions.

Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (other than an increase in an aggregate principal amount resulting solely from any capitalized or payment in kind interest or, solely with respect to the Secured Notes and the Term Loan, an increase in the principal amount to the extent permitted by the Loan Documents); (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; provided, that in the case of Refinancing Debt with respect to debt permitted under Section 10.2.1(f), the final maturity of such Refinancing Debt shall be no sooner than April 16, 2023; (c) if the Debt being extended, renewed or refinanced is subordinated, it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced or otherwise on terms and conditions acceptable to Administrative Agent; (d) unless approved by the Administrative Agent in its sole discretion, the representations, covenants and defaults applicable to it are no less favorable (taken as a whole in any material respect) to Borrowers, than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default exists.

3.3    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended to insert the following definitions thereto in alphabetical order:

Fourth Amendment Effective Date: January 11, 2019.

MLC Intermediation Agreement: that certain First Lien 2002 ISDA Master Agreement dated as of March 17, 2016, by and between Merrill Lynch Commodities, Inc. and USOR, together with all related storage agreements, marketing and sales agreements, agency agreements, security agreements, account control agreements, other collateral documents and other ancillary agreements among such parties, in each case as any of the same may be extended, renewed, amended, supplemented, restated, amended and restated or otherwise modified from time to time, or refinanced and/or replaced with another Intermediation Agreement from time to time and in whole or in part; provided that (i) no MLC Intermediation Agreement shall provide for any lien on any assets other than MLC Intermediation Collateral and (ii) none of the Company or its Consolidated Subsidiaries, other than USOR and USOR’s Subsidiaries existing as of the Fourth Amendment Effective Date, shall enter into the MLC Intermediation Agreement or any guarantee thereof (other than a guarantee thereof by the Company to the extent permitted by Section 10.2.1(o)(i)).

MLC Intermediation Collateral: with respect to USOR, all of the following property and assets of USOR: (a) all inventory; (b) all receivables other than receivables constituting identifiable proceeds of the Notes/Term Collateral; (c) all Renewable Identification Numbers; (d) all investment property, chattel paper, general intangibles (excluding trademarks, trade names and other intellectual property), documents, commercial tort claims and instruments, in each case, to the extent relating to items in clauses (a), (b) and (c) (but for the avoidance of doubt, excluding Equity Interests of each Subsidiary); (e) all deposit accounts and other bank and securities accounts (excluding any Notes Proceeds Collateral Account) and cash and cash equivalents; (f) books and records relating to clauses (a) through (e); and (g) all proceeds of (including proceeds of business interruption and other insurance) and supporting obligations (including letter of credit rights) with respect to, any of the foregoing; provided that “MLC Intermediation

Collateral” shall not include any of the foregoing assets to the extent such assets are excluded pursuant to the express agreement of MLC. For the avoidance of doubt, the MLC Intermediation Collateral does not include any Intermediation Property.

MCC: McChord Pipeline Co., a Washington corporation.

Term Loan: the “Loans” as defined in and made under the Term Loan Agreement.

Term Loan Agreement: that certain Term Loan and Guaranty Agreement, dated as of January 11, 2019, among Parent, the Company, Financeco, certain subsidiaries of the Company as guarantors, the lenders party thereto from time to time and Goldman Sachs Bank USA, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

USOR: U.S. Oil & Refining Co., a Delaware corporation.

USOT: USOT WA, LLC, a Washington limited liability company.

3.4    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (d) of the definition of “Change of Control” in its entirety as follows:

“(d)    a “change in control”, “change of control”, “change of control offer” or any comparable term under, and as defined in, the Secured Notes Indenture, the Senior Notes Indenture or the Term Loan Agreement; or”

3.5    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by (a) amending and restating sub-clause (A)(1) of the definition of “Future Intermediation Subsidiary” in its entirety as follows:

“(1)    has entered, is entering into, or will promptly enter into, an Intermediation Facility (other than, with respect to the MLC Intermediation Agreement, USOT, only for so long as its direct parent company is a Future Intermediation Subsidiary);”

and (b) adding a sentence at the end of the definition of Future Intermediation Subsidiary as follows: “As of the Fourth Amendment Effective Date, each of USOR, MCC and USOT is a Future Intermediation Subsidiary.”

3.6    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (a) of the definition of “Permitted Acquisition” in its entirety as follows:

“(a) the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be engaged in substantially the same lines of business as one or more of the businesses of the Borrowers and their Restricted Subsidiaries or in a business or businesses reasonably related thereto (including the business of PHR, USOR or a Future Intermediation Subsidiary);”

3.7    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the final sentence of the definition of “Unrestricted Subsidiary” in its entirety as follows:

“Notwithstanding the preceding, (a) if, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements in clause (A) as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Debt of such Subsidiary shall be deemed to be incurred as of such date and (b) no Subsidiary may be designated as an Unrestricted Subsidiary hereunder unless such Subsidiary is or substantially contemporaneously with such designation becomes designated as an “Unrestricted Subsidiary” under and within the meaning of the Secured Notes Indenture and the Term Loan Agreement.”

3.8    Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by amending and restating the last sentence thereof in its entirety as follows:

“For the avoidance of doubt, the entirety of this Section 7 does not apply to PHR or any Future Intermediation Subsidiary.”

3.9    Amendment to Section 9.1.9. Section 9.1.9 is hereby amended by amending and restating clause (b) thereof in its entirety as follows:

“(b)    None of the Borrowers or any Restricted Subsidiary is in default, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require any Borrower or a Restricted Subsidiary to redeem, prepay or make any offer to redeem or prepay, under any indenture, note, credit agreement, instrument or other agreement pursuant to which any Material Debt is outstanding or by which, any Borrower or any Restricted Subsidiary or any of their Properties is bound.”

3.10    Amendment to Section 10.1.13. Section 10.1.13 of the Credit Agreement is hereby amended by amending and restating the last sentence thereof in its entirety as follows:

“Notwithstanding anything in this Agreement to the contrary, the Company shall not permit any Subsidiary to guarantee the Senior Notes, the Secured Notes or the Term Loan unless such Subsidiary is a Guarantor and provides a Guaranty with respect to the Obligations.”

3.11    Amendment to Section 10.2.1. Section 10.2.1 of the Credit Agreement is hereby amended by amending and restating clauses (h) and (o) thereof in their entirety as follows:

“(h)    (i) Debt with respect to the Secured Notes made on the Closing Date pursuant to the Secured Notes Indenture in an aggregate principal amount not to exceed $300,000,000, (ii) Debt with respect to the Term Loan in an aggregate principal amount not to exceed $250,000,000 plus additional principal amounts that are permitted to be incurred under the Term Loan Agreement (as such agreement is in effect on the Fourth Amendment Effective Date and without giving effect to any amendments thereto), (iii) Debt constituting Pari Passu Lien Hedge Agreements (as defined in and permitted under the Secured Notes Indenture) and guarantees thereof and (iv) Debt with respect to Secured Notes issued after the Closing Date, subject to such Secured Notes being permitted under the Secured Notes Indenture;

(o)    the unsecured guarantee by the Company of (i) the MLC Intermediation Agreement and (ii) any other Intermediation Facility on substantially the same terms as its unsecured guarantee of the J. Aron Intermediation Agreement in effect on the Closing Date;”

3.12    Amendment to Section 10.2.15. Section 10.2.15 of the Credit Agreement is hereby amended by amending and restating clauses (c) and (d) thereof in their entirety as follows:

“(c)    Each Borrower shall not, and shall not permit any Restricted Subsidiary to: (i) call, make or offer to make any optional or voluntary redemption of or otherwise optionally or voluntarily redeem (whether in whole or in part) the Secured Notes or voluntarily prepay the Term Loan; provided that the Company may (x) refinance the Secured Notes or the Term Loan with Refinancing Debt (other than an Intermediation Facility) as long as each Refinancing Condition is satisfied, (y) redeem any Secured Notes or voluntarily prepay the Term Loan in a principal amount not exceeding the cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of Parent that are contributed to the Company or (z) redeem any Secured Notes or voluntarily prepay the Term Loan if the Payment Conditions are satisfied, or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, supplement, modification, waiver or other change to, any of the terms of the Secured Notes, the Secured Notes Indenture or the Term Loan Agreement if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon, provided that the foregoing shall not prohibit the execution of supplemental indentures to add guarantors if required by the terms of the Secured Notes Indenture.

(d)    The Company shall not, and shall not permit PHR, USOR, MCC, USOT or any Future Intermediation Subsidiary to amend, modify, waive or otherwise change, or consent or agree to any amendment, supplement, modification, waiver or other change to, any of the terms of (i) the MLC Intermediation Agreement in a manner that would be materially more disadvantageous to the Lenders, taken as a whole, compared to the terms of the MLC Intermediation Agreement in effect on the Fourth Amendment Effective Date, taken as a whole and (ii) any other Intermediation Facility in a manner that would be materially more disadvantageous to the Lenders, taken as a whole, compared to the terms of the J. Aron Intermediation Agreement in effect on Closing Date, taken as a whole.”

Section 4.    Conditions Precedent. This Fourth Amendment shall become effective on the date (such date, the “Fourth Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 15.1 of the Credit Agreement):

4.1    The Agent shall have received from the Required Lenders, the Borrowers and the Guarantors, counterparts (in such number as may be requested by the Agent) of this Fourth Amendment signed on behalf of such Person.

4.2    The Agent shall have received, or shall substantially contemporaneously receive, (a) an effective amendment to the MLC Intermediation Agreement, the guarantee by the Company of the MLC Intermediation Agreement and copies of any collateral and security agreements and documents related to the MLC Intermediation Agreement and (b) the Term Loan Agreement and copies of any collateral and security agreements and documents related to the Term Loan Agreement, in each case, in form and substance reasonably satisfactory to the Required Lenders.

4.3    The Agent shall have received, or shall substantially contemporaneously receive, an Intermediation Access Agreement among the Agent, the Secured Notes Collateral Trustee, J. Aron and Merrill Lynch Commodities, Inc.

4.4    With respect to the acquisition of Par Tacoma and its Subsidiaries by the Company, the Company shall have delivered a certificate of a Senior Officer, in form and substance reasonably satisfactory to Administrative Agent, certifying that all of the requirements set forth in the definition of “Permitted Acquisition” have been satisfied or will be satisfied on or prior to the consummation of such acquisition.

4.5    The Borrowers shall have consummated, or substantially contemporaneously shall consummate, the acquisition of Par Tacoma and its Subsidiaries and the “Closing Date” under the Term Loan Agreement shall have occurred. The Company shall provide certified resolutions of the Company’s board of managers approving resolutions which designate each of U.S. Oil & Refining Co., a Delaware corporation (“USOR”), McChord Pipeline Co., a Washington corporation (“MCC”), and USOT WA, LLC, a Washington limited liability company (“USOT”), as a Future Intermediation Subsidiary, in each case pursuant to and in accordance with the Credit Agreement (after giving effect to this Fourth Amendment).

4.6    In connection with Section 5 hereof, the Company have delivered a certificate of a duly authorized officer of Par Tacoma, USOR, USOT and MCC, certifying (i) that attached copies of such Person’s Organic Documents, as applicable, are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to the credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents on behalf of such Person, as applicable and the Administrative Agent shall have received a written opinion of Porter Hedges LLP, as well as any local counsel to USOT and MCC, in form and substance satisfactory to Administrative Agent.

The Agent is hereby authorized and directed to declare this Fourth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 15.1 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.    Joinder. As of the Fourth Amendment Effective Date, and subject to this Fourth Amendment becoming effective, each of Par Tacoma, USOR, USOT and MCC hereby (a) joins the Credit Agreement as a party thereto, becomes a Guarantor thereunder and under the other Loan Documents with the same force and effect as if originally named as a Guarantor and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of a Guarantor thereunder and under the other Loan Documents and (b) agrees to be bound by the provisions of the Credit Agreement and the other Loan Documents as if it had been an original party to the Credit Agreement and the other Loan Documents. Par Tacoma hereby becomes a party to the Credit Agreement as an Obligor thereunder and under the other Loan Documents with the same force and effect as if originally named as an Obligor and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of an Obligor thereunder and under the other Loan Documents and grants to Administrative Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Collateral of Par Tacoma, whether now owned or hereafter acquired, and wherever located. Each of Par Tacoma, USOR, USOT and MCC shall cooperate with the Agent and execute and deliver such further instruments and documents as the Agent may reasonably request to effect the purposes of the joinder under this Section 5 and Section 10.1.13 of the Credit Agreement. Each of Par Tacoma, USOR, USOT and MCC hereby represents and warrants that each of the representations and warranties contained in Section 9 of the Credit Agreement and that are applicable to such Person are true and correct in all material respects (without duplication of any materiality qualifier contained therein), in each case as of the Fourth Amendment Effective Date and as supplemented on Annex A attached hereto.

Section 6.    Miscellaneous.

6.1    Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment. On and after the Fourth Amendment Effective Date, this Fourth Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. On and after the Fourth Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement, as amended by this Fourth Amendment. Each reference to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as amended by this Fourth Amendment.

6.2    Ratification and Affirmation; Representations and Warranties. Each Borrower and each Guarantor hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment:

(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any such representations and warranties that are qualified as to materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except that any such representations and warranties that are qualified as to materiality shall be true and correct in all respects) as of such specified earlier date;

(ii)    no Default or Event of Default has occurred and is continuing; and

(iii)    no development, event or circumstance has occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.3    Counterparts. This Fourth Amendment may be executed by one or more of the parties to this Fourth Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Fourth Amendment by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.4    Payment of Expenses. The Borrowers agree to pay or reimburse the Agent for its out-of-pocket expenses and expenses incurred in connection with this Fourth Amendment, any other documents prepared herewith and the transactions contemplated hereby, in each case, in accordance with Section 3.4 of the Credit Agreement.

6.5    NO ORAL AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6    GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment and Limited Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

PAR PETROLEUM, LLC
HERMES CONSOLIDATED, LLC
WYOMING PIPELINE COMPANY LLC
HIE RETAIL, LLC
PAR HAWAII, INC.

/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer of each company listed above

MID PAC PETROLEUM, LLC

/s/ William Monteleone
Name:	William Monteleone
Title:	Vice President

[Signature Page to Fourth Amendment]

GUARANTORS:

PAR HAWAII REFINING, LLC
PAR WYOMING HOLDINGS, LLC
PAR PETROLEUM FINANCE CORP.
PAR TACOMA, LLC (f/k/a TrailStone NA Asset Finance I, LLC)
U.S. OIL & REFINING CO.
MCCHORD PIPELINE CO.
USOT WA, LLC

/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer of each company listed above

PAR HAWAII SHARED SERVICES, LLC
PAR WYOMING, LLC

/s/ William Monteleone
Name:	William Monteleone
Title:	Vice President of each company listed above

[Signature Page to Fourth Amendment]

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Administrative Agent, Issuing Bank and Lender

/s/ Mark Porter
Name:	Mark Porter
Title:	Senior Vice President

[Signature Page to Fourth Amendment]

KeyBank National Association,
as a Lender

/s/ Nadine M. Eames
Name:	Nadine M. Eames
Title:	Vice President

[Signature Page to Fourth Amendment]

BMO Harris Bank N.A.,
as a Lender

/s/ Kara Goodwin
Name:	Kara Goodwin
Title:	Managing Director

[Signature Page to Fourth Amendment]

American Savings Bank FSB,
as a Lender

/s/ Edward Chin
Name:	Edward Chin
Title:	First Vice President

[Signature Page to Fourth Amendment]